EXHIBIT 22.  SUBSIDIARIES OF INNOVEX, INC.

                                                  State or other jurisdiction of
Name                                              Incorporation or Organization
----                                              ------------------------------

Innovex Precision Products Corporation            Minnesota

Iconovex Corporation                              Minnesota

Litchfield Precision Components, Inc.             Minnesota

Mar Engineering, Inc.                             Minnesota

Iconovex Sales Limited                            Jamaica

Innovex Prairie West, Inc.                        Minnesota